EXHIBIT 99.1

LOOKSMART REPORTS FIRST QUARTER 2012 RESULTS

SAN FRANCISCO, May 1, 2012 (GLOBE NEWSWIRE) -- LookSmart, Ltd. (NASDAQ:  LOOK), an online search advertising network solutions company, today announced financial results for the first quarter ended March 31, 2012.

Revenues for the first quarter of 2012 were $4.0 million, compared to $8.4 million in the first quarter of 2011 and $5.3 million in the fourth quarter of 2011. Revenues from the Company's Advertiser Networks were $3.6 million in the first quarter of 2012, $8.1 million in the first quarter of 2011 and $4.9 million in the fourth quarter of 2011. Revenues from the Company's Publisher Solutions were $0.4 million in the first quarter of 2012, $0.2 million in the first quarter of 2011 and $0.4 million in the fourth quarter of 2011.

Net loss for the first quarter of 2012 was $2.1 million, or ($0.12) per diluted share. This compares to a net loss for the first quarter of 2011 of $0.8 million, or ($0.05) per diluted share. Net loss for the fourth quarter of 2011 was $1.8 million, or ($0.11) per diluted share.

Commenting on the results, Dr. Jean-Yves Dexmier, Executive Chairman and Chief Executive Officer said, "As a result of our refocusing efforts, we have shifted away from the intermediary business model and are investing in technology, direct advertising sales and operations.  We have made solid progress on key technology projects and expect to begin sequential releases starting in Q3 of this year."

Gross margin was 45% in both the first quarters of 2012 and 2011 and the fourth quarter of 2011.

Total operating expenses in the first quarter of 2012 were $4.0 million, which includes $0.1 million of non-cash, share-based compensation charges. Operating expenses for the first quarter of 2011 were $4.5 million, which includes $0.9 million of cash restructuring charges and $0.1 million of non-cash, share-based compensation charges. Operating expenses for the fourth quarter of 2011 were $4.2 million, which includes $0.1 million of non-cash, share-based compensation.

Non-GAAP net loss for the first quarter of 2012 was $2.1 million compared to non-GAAP net income of $0.2 million in the first quarter of 2011. Non-GAAP net loss for the fourth quarter of 2011 was $1.7 million.

An explanation of LookSmart's use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures and reconciliation between GAAP and non-GAAP measures where appropriate, is included later in this release.

Capital expenditures, including capitalization of internally developed software, in the first quarter of 2012 were $0.3 million, compared to $0.4 million in the first quarter of 2011, and $0.3 million in the fourth quarter of 2011. Depreciation and amortization in the first quarter of 2012 was $0.6 million, compared to $0.7 million in the first quarter of 2011 and $0.6 million in the fourth quarter of 2011.

The Company ended the quarter with $22.6 million in cash, cash equivalents, and investments, compared to $24.8 million at December 31, 2011.

Q1 2012 Key Metrics Performance

●	Total paid clicks for the first quarter of 2012 were 101 million, compared to 146 million for the first quarter of 2011 and 122 million for the fourth quarter of 2011.
●	Average Advertising Network RPC for the first quarter of 2012 was $0.036 compared to $0.056 in the first quarter of 2011 and $0.040 in the fourth quarter of 2011.
●	Traffic acquisition costs (TAC) for LookSmart's Ad Networks decreased to 51% in the first quarter of 2012 from 52% in both the first and fourth quarters of 2011.

Conference Call

LookSmart will host a conference call today at 5:00 p.m. ET to discuss its first quarter 2012 financial results. Participating on the call will be Dr. Jean-Yves Dexmier, Executive Chairman and Chief Executive Officer and Bill O'Kelly, Senior Vice President Operations and Chief Financial Officer. To listen to the call from the U.S., dial 1-877-407-3982; from outside the U.S., dial 1-201-493-6780. A telephonic replay of the call will be available until Tuesday, May 15, 2012, 11:59pm ET. To access the replay from the U.S., dial 1-877-870-5176 and enter passcode 393328; from outside the U.S., dial 1-858-384-5517 and enter passcode 393328. The call will also be available live by webcast on LookSmart's Investor Relations website at http://investor.shareholder.com/looksmart/.

About LookSmart, Ltd.

LookSmart is an online search advertising network solutions company that provides performance solutions for online search advertisers and online publishers. LookSmart offers advertisers targeted, performance based search advertising via its Advertiser Networks; and an Ad Center platform for customizable private-label advertiser solutions for online publishers. LookSmart is based in San Francisco, California. For more information, visit www.looksmart.com or call 415-348-7500.

The LookSmart, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=8717

GAAP to Non-GAAP Reconciliation

We provide a reconciliation of GAAP net loss to non-GAAP net income (loss) below:
	Three Months Ended
(000's)	March 31, 2012 (unaudited)	December 31, 2011 (unaudited)	March 31, 2011 (unaudited)
GAAP net loss	$(2,150)	$(1,843)	$(795)
Add: Share-based compensation from continuing operations	67	99	75
Add: Restructuring charges	-	-	889
Non-GAAP net income (loss)	$(2,083)	$(1,744)	$169

Use of Non-GAAP Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. LookSmart provides "non-GAAP net income (loss)," which is a non-GAAP financial measure. Non-GAAP net income (loss) consists of net income (loss) before (a) share-based compensation expense and (b) restructuring charges.

The Company believes this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company's operations that the Company believes, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides useful information regarding factors and trends affecting the Company's business and results of operations.

For the non-GAAP financial measure non-GAAP net income (loss), the adjustment provides management with information about LookSmart's operating performance that enables comparison of its operating financial results in different reporting periods. Additionally, our management uses non-GAAP net income (loss) as a supplemental measure in the evaluation of our business, and believes that non-GAAP net income (loss) provides visibility into our ability to meet our future capital expenditures and working capital requirements.

This non-GAAP financial measure is used in addition to, and in conjunction with, results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company's consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, in particular share-based compensation expense, and exclusion of these items from the Company's non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Forward-Looking Statements

This press release contains forward-looking statements, such as references to our business prospects. These statements, including their underlying assumptions, are subject to risks and uncertainties and are not guarantees of future performance. Results may differ due to various factors such as the possibility that the technology projects on which we are working or our anticipated releases are delayed for any reason. Additional risks that could cause actual results to differ materially from those projected are discussed in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof.

The statements presented in this press release speak only as of the date of the release. Please note that except as required by applicable law we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

NOTE: "LookSmart" is a trademark of LookSmart, Ltd., and/or its subsidiaries in the U.S. and other countries. All other trademarks mentioned are the property of their respective owners.

SOURCE: LOOKSMART, LTD.

Bill O’Kelly, Senior Vice President Operations and Chief Financial Officer
(415) 348-7208
bo’kelly@looksmart.net

ICR, Inc.
John Mills, Senior Managing Director
(310) 954-1100
john.mills@icrinc.com

LOOKSMART, LTD.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2012	December 31, 2011
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$15,245	$17,950
Short-term investments	7,367	6,809
Total cash, cash equivalents and short-term investments	22,612	24,759
Trade accounts receivable, net	1,408	1,588
Prepaid expenses and other current assets	535	604
Total current assets	24,555	26,951
Property and equipment, net	1,604	1,941
Capitalized software and other assets, net	1,283	1,220
Total assets	$27,442	$30,112

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$1,170	$1,682
Accrued liabilities	978	895
Deferred revenue and customer deposits	1,137	1,143
Current portion of capital lease obligations	481	515
Total current liabilities	3,766	4,235
Capital lease and other obligations, net of current portion	149	296
Total liabilities	3,915	4,531
Commitment and contingencies
Stockholders' equity:
Convertible preferred stock, $0.001 par value; Authorized: 5,000 shares at March 31, 2012 and December 31, 2011; Issued and Outstanding: none at March 31, 2012 and December 31, 2011	-	-
Common stock, $0.001 par value; Authorized: 80,000 shares; Issued and Outstanding: 17,293 shares and 17,288 shares at March 31, 2012 and December 31, 2011, respectively	17	17
Additional paid-in capital	262,278	262,201
Accumulated other comprehensive loss	(5)	(24)
Accumulated deficit	(238,763)	(236,613)
Total stockholders' equity	23,527	25,581
Total liabilities and stockholders' equity	$27,442	$30,112

LOOKSMART, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue	$4,013	$8,389
Cost of revenue	2,215	4,655
Gross profit	1,798	3,734
Operating expenses:
Sales and marketing	706	610
Product development and technical operations	1,788	1,597
General and administrative	1,461	1,421
Restructuring charge	-	889
Total operating expenses	3,955	4,517
Loss from operations	(2,157)	(783)
Non-operating income (expense), net
Interest income	20	23
Interest expense	(12)	(29)
Other expense, net	(1)	(7)
Loss from operations before income taxes	(2,150)	(796)
Income tax benefit	-	1
Loss from operations	(2,150)	(795)
Income from discontinued operations, net of tax	-	-
Net loss	$(2,150)	$(795)
Net loss per share - Basic and Diluted	$(0.12)	$(0.05)
Weighted average shares outstanding used in computing basic and diluted net loss per share	17,293	17,235